Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Record First Quarter Financial Results and Revises Upwards 2026 Imaging Center Financial Guidance Ranges for Revenue, Adjusted EBITDA and Free Cash Flow

•	Total Company Revenue increased 22.1% to $575.6 million in the first quarter of 2026 from $471.4 million in the first quarter of 2025
•	Revenue from the Digital Health reportable segment increased 51.5% to $29.1 million in the first quarter of 2026 from $19.2 million in the first quarter of 2025; Annual Recurring Revenue(4) (ARR) increased from $49.8 million at March 31, 2025 to $96.9 million at March 31, 2026
•	Total Company Adjusted EBITDA(1) was $63.3 million in the first quarter of 2026 as compared with $46.4 million in the first quarter of 2025, an increase of 36.3%; Digital Health reportable segment Adjusted EBITDA(1) decreased to $1.3 million in the first quarter of 2026 from $3.7 million in the first quarter of 2025 resulting from continued intentional infrastructure investments to drive and support a growing sales pipeline
•	In the first quarter of 2026, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 19.7% and same-center advanced imaging procedural volumes increased 8.2% as compared with the first quarter of 2025
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Loss Per Share(3) was $(0.28) for the first quarter of 2026; This compares with Adjusted Diluted Loss Per Share(3) of $(0.34) for the first quarter of 2025
•	RadNet revises full-year 2026 Imaging Center guidance levels with increases to Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) and reaffirms all Digital Health guidance ranges

LOS ANGELES, California, May 10, 2026 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 435 outpatient imaging centers and a premier developer of radiology digital health solutions, today reported financial results for its first quarter of 2026.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “After being impacted by severe winter weather conditions in the Northeast during January and February which reduced Revenue and Adjusted EBITDA(1) by an estimated $13 million and $9 million, respectively, our business strongly rebounded in March, resulting in a Total Company Revenue increase of 22.1% and a Total Company Adjusted EBITDA(1) increase of 36.3% from last year’s first quarter. The record first quarter performance was driven by aggregate advanced imaging (MRI, CT and PET/CT) growth of 19.7% and same-center advanced imaging growth of 8.2% as compared with the first quarter of last year. The growth in MR, CT and PET/CT contributed to a 235 basis point shift in RadNet’s advanced imaging procedural volume mix (relative to routine imaging) as compared with the same quarter last year, increasing from 26.9% in last year’s first quarter to 29.3% in the first quarter of 2026. Imaging Center Adjusted EBITDA(1) margin increased by 52 basis points, after adjusting for lost Revenue and Adjusted EBITDA(1) from the severe winter weather in this year’s first quarter and the severe winter weather and California wildfires in last year’s first quarter.”

Dr. Berger continued, “On April 30th, we announced the commencement of a new health system joint venture with Trinity Health’s Saint Alphonsus Health System initially with five outpatient imaging centers in Boise, Idaho. In conjunction with this new partnership, various modules of DeepHealth OS as well as AI-powered solutions for radiologist reporting, patient engagement and clinical interpretation will be implemented. This relationship is a blueprint for future health system partnerships, where RadNet can bring all of its operational, clinical and digital workflow solutions to bear to streamline the patient journey and improve medical care and outcomes. As a result of the strong operating trends during the first quarter which have continued through early May, we are increasing 2026 Imaging Center guidance for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2).”

1

“The Digital Health division continues to gain momentum, which was further advanced with the March 2, 2026 acquisition of Gleamer SAS in France. DeepHealth’s clinical AI portfolio now includes interpretive solutions in virtually all imaging modalities. We estimate that by the end of this year, over 70% of RadNet studies could be running through clinical AI, and we expect that all of RadNet’s radiologist reports will be processed through DeepHealth’s Reporting Pro AI-powered auto-impression/summarization engine. When fully implemented, these initiatives should result in significant enhancement to patient care and workflow productivity intended to achieve a measurable improvement to RadNet’s operating expenses. Furthermore, the Digital Health sales pipeline with third-party customers continued to build during the first quarter, during which we signed over $16 million (Total Contract Value) of new DeepHealth business. These contracts span the full breadth of DeepHealth products including clinical AI, operating and diagnostic workflow and TechLive solutions,” added Dr. Berger.

“RadNet’s balance sheet continues to be among the strongest in the diagnostic imaging industry. At quarter end, which reflected the acquisition of Gleamer and recent imaging center transactions, we had a cash balance of $455.3 million and a leverage ratio of Net Debt to Adjusted EBITDA(1) of slightly below 2.0. Financial leverage and liquidity will continue to be carefully managed to maintain optimal future operating flexibility,” concluded Dr. Berger.

Financial Results

For the first quarter of 2026, RadNet reported Total Company Revenue of $575.6 million and Adjusted EBITDA(1) of $63.3 million. Revenue increased $104.2 million (or 22.1%) and Adjusted EBITDA(1) increased $16.9 million (or 36.3%) as compared with the first quarter of 2025.

For the first quarter of 2026, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $29.1 million and Adjusted EBITDA(1) of $1.3 million. Revenue increased $9.9 million (or 51.5%) and Adjusted EBITDA(1) decreased $2.4 million as compared with the first quarter of 2025. At March 31, 2026, Annual Recurring Revenue(4) (ARR) for Digital Health was $96.9 million, as compared with $49.8 million as of March 31, 2025.

There were a number of unusual or one-time items impacting the first quarter including: $0.9 million expense related to leases for de novo facilities under construction that have yet to open their operations; $3.5 million of acquisition transaction costs; $2.6 million loss on the sale and disposal of equipment; $1.5 million of severance costs; $2.8 million change in contingent consideration related to past acquisitions; and $4.6 million of non-capitalized research and development expenses with respect to DeepHealth Cloud OS and generative AI. Adjusting for the above items, Total Company Adjusted Loss(3) was $21.6 million and diluted Adjusted Loss Per Share(3) was $(0.28) for the first quarter of 2026. This compares with Total Company Adjusted Loss(3) of $25.2 million and diluted Adjusted Loss Per Share(3) of $(0.34) during the first quarter of 2025.

Unadjusted for unusual or one-time items impacting the first quarter of 2026, Total Company Net Loss for the first quarter of 2026 was $33.5 million as compared with a Total Company Net Loss of $37.9 million for the first quarter of 2025. Net Loss Per Share for the first quarter of 2026 was $(0.43), compared with a Net Loss per share of $(0.51) in the first quarter of 2025, based upon a weighted average number of diluted shares outstanding of 77.1 million shares in 2026 and 74.4 million shares in 2025.

For the first quarter of 2026, as compared with the prior year’s first quarter, MRI volume increased 20.3%, CT volume increased 17.7% and PET/CT volume increased 35.2% on a systemwide basis (including unconsolidated joint venture centers). Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 10.1% over the prior year’s first quarter. On a same-center systemwide basis, including only those centers which were part of RadNet for both the first quarters of 2026 and 2025, MRI volume increased 10.0%, CT volume increased 4.7% and PET/CT volume increased 14.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.4% over the prior year’s same quarter.

2

2026 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$2,325 - $2,375 million	$2,355 - $2,405 million
Adjusted EBITDA(1)	$335 - $348 million	$340 - $353 million
Capital Expenditures(a)	$165 - $175 million	$165 - $175 million
Cash Interest Expense(b)	$45 - $50 million	$45 - $50 million
Free Cash Flow(2)	$105 - $115 million	$112 - $122 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$135 - $145 million	$135 - $145 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$10 - $12 million	$10 - $12 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$17 - $19 million	$17 - $19 million

Capital Expenditures	$9 - $12 million	$9 - $12 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(1) - $3 million	$(1) - $3 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(17) - $(19) million	$(17) - $(19) million

3

Financial Results Conference Call

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2026 results on Monday, May 11th, 2026 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, May 11, 2026

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-744-1280

International Dial-In Number: 412-564-6465

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1761306&tp_key=ea5d61284c or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international allers, and using the passcode 10208825.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of owned and/or operated outpatient imaging centers. RadNet’s imaging center markets include Arizona, California, Delaware, Florida, Idaho, Indiana, Maryland, New Jersey, New York, Texas and Virginia. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry globally. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has over 11,000 team members. Learn more at radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

4

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of a pandemic, significant deterioration in the broader economy, severe acts of nature or other exogenous factors on our business, suppliers, payors, customers, referral sources, partners, patients and employees;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.
•	With respect to mergers and acquisitions: (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger or acquisition agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to any applicable regulatory approval that may be required for the proposed transaction that is delayed, that is not obtained or that is obtained subject to conditions that are not anticipated, (3) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability to maintain relationships with its customers, patients, payers, physicians, and providers and retain its management and key employees, (4) the ability of RadNet following the proposed transaction to achieve the synergies contemplated by the proposed transaction or such synergies taking longer to realize than expected, (5) costs related to the proposed transaction, (6) the ability of RadNet following the proposed transaction to execute successfully its strategic plans, (7) the ability of RadNet following the proposed transaction to promptly and effectively integrate the target into its business, (8) the risk of litigation related to the proposed transaction, (9) the diversion of management's time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (10) the risk of legislative, regulatory, economic, competitive, and technological changes, (11) risks relating to the value of RadNet's securities to be issued in the proposed merger, and (12) the effect of the announcement, pendency or completion of the proposed transactions on the market price of RadNet’s common stock.

5

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in RadNet's filings with the SEC, including the risk factors discussed in RadNet's most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement contained in this release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

6

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$455,339	$767,215
Accounts receivable	209,090	200,317
Due from affiliates	11,033	12,592
Prepaid expenses and other current assets	65,313	52,003
Total current assets	740,775	1,032,127
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	862,057	807,702
Operating lease right-of-use assets	760,975	690,250
Total property, plant, equipment and right-of-use assets	1,623,032	1,497,952
OTHER ASSETS
Goodwill	1,094,699	907,663
Other intangible assets	253,481	148,508
Deferred financing costs	1,538	1,684
Investment in joint ventures	131,409	130,340
Deposits and other	40,455	40,289
Total Assets	$3,885,389	$3,758,563

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$454,602	$422,029
Due to affiliates	75,960	70,104
Deferred revenue	11,975	7,272
Current operating lease liability	66,591	61,934
Current portion of notes payable	26,506	25,424
Total current liabilities	635,634	586,763
LONG-TERM LIABILITIES
Long-term finance lease liability	4,016	–
Long-term operating lease liability	777,268	707,001
Notes payable, net of current portion	1,059,977	1,064,495
Deferred tax liability, net	34,150	21,903
Other non-current liabilities	21,632	22,515
Total liabilities	2,532,677	2,402,677
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 78,545,837 and 77,399,615 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	8	8
Additional paid-in-capital	1,211,912	1,180,434
Accumulated other comprehensive loss	(2,466)	4,885
Accumulated deficit	(128,903)	(95,437)
Total RadNet, Inc.'s Stockholders' equity:	1,080,551	1,089,890
Noncontrolling interests	272,161	265,996
Total Equity	1,352,712	1,355,886
Total liabilities and equity	$3,885,389	$3,758,563

7

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUE
Service fee revenue	$545,218	$439,349
Revenue under capitation arrangements	30,413	32,050
Total service revenue	575,631	471,399
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	550,512	453,480
Lease abandonment charges	–	5,388
Depreciation and amortization	44,967	35,483
Loss (gain) on sale and disposal of equipment and other	2,591	402
Severance costs	1,464	747
Total operating expenses	599,534	495,500
INCOME (LOSS) FROM OPERATIONS	(23,903)	(24,101)
OTHER INCOME AND EXPENSES
Interest expense	17,657	17,239
Equity in earnings of joint ventures	(3,825)	(2,599)
Non-cash change in fair value of interest rate hedge	–	2,106
Other (income) expenses	(4,907)	(7,712)
Total other (income) expenses	8,925	9,034
INCOME (LOSS) BEFORE INCOME TAXES	(32,828)	(33,135)
Provision for income taxes	8,096	3,398
NET INCOME (LOSS)	(24,732)	(29,737)
Net income (loss) attributable to noncontrolling interests	8,734	8,189
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(33,466)	$(37,926)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.43)	$(0.51)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.43)	$(0.51)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	77,057,835	74,382,356
Diluted	77,057,835	74,382,356

8

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,732)	$(29,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,967	35,483
Noncash operating lease expense	16,298	14,431
Equity in earnings of joint ventures, net of dividends	(1,069)	(2,599)
Amortization of deferred financing costs and loan discount	779	728
Loss on sale and disposal of equipment	2,591	402
Lease abandonment charges	–	5,388
Amortization of cash flow hedge	–	1,033
Non-cash change in fair value of interest rate swap	–	2,106
Stock-based compensation	31,375	28,494
Change in fair value of contingent consideration	(2,764)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	9,375	(14,306)
Other current assets	(6,172)	(7,206)
Other assets	(660)	(1,691)
Deferred taxes	(9,099)	5,137
Operating leases	(13,299)	(21,968)
Deferred revenue	234	128
Accounts payable, accrued expenses and other	31,148	25,658
Net cash provided by operating activities	78,972	41,481
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(304,151)	(3,794)
Purchase of property and equipment and other	(69,932)	(48,833)
Proceeds from sale of equipment	277	23
Equity contributions in existing and purchase of interest in joint ventures	–	(4,147)
Collection of notes receivable	2,833	–
Net cash used in investing activities	(370,973)	(56,751)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(9,953)	(1,718)
Payments on Term Loan Debt	(5,252)	(5,000)
Distributions paid to noncontrolling interests	(2,402)	(913)
Proceeds from issuance of common stock upon exercise of options	103	121
Net cash used in financing activities	(17,504)	(7,510)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,371)	83
NET DECREASE IN CASH AND CASH EQUIVALENTS	(311,876)	(22,697)
CASH AND CASH EQUIVALENTS, beginning of period	767,215	740,020
CASH AND CASH EQUIVALENTS, end of period	$455,339	$717,323

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$17,073	$18,010
Cash paid during the period for income taxes	$519	$272

9

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO

RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to Radnet, Inc. common stockholders	$(33,466)	$(37,926)
Income taxes	(8,096)	(3,398)
Interest expense	17,657	17,239
Severance costs	1,464	747
Depreciation and amortization	44,967	35,483
Non-cash employee stock-based compensation	31,376	28,494
Loss (gain) on sale and disposal of equipment and other	2,591	402
Non-cash change in fair value of interest rate hedge	–	2,106
Other expenses (income)	(4,907)	(7,712)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	4,560	3,562
Lease abandonment charges	–	5,388
Non-cash change to contingent consideration	2,764	–
Non-operational rent expenses	900	1,342
Acquisition transaction costs	3,454	672

Adjusted EBITDA - Radnet, Inc.	$63,264	$46,399

NOTE
Adjusted EBITDA - Imaging Center Segment	61,961	42,688
Adjusted EBITDA - Digital Health Segment	1,303	3,711

10

PAYMENTS BY PAYOR CLASS

First Quarter
2026
Commercial Insurance	57.4%
Medicare	23.8%
Capitation	5.3%
Medicaid	2.4%
Workers Compensation/Personal Injury	2.1%
Other*	8.9%
Total	100.0%

* Includes management fee, Digital Health unit and Heart Lung Health revenue.

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2026	2025	2024	2023
MRI	37.6%	37.7%	37.1%	36.8%
CT	15.1%	15.6%	15.9%	16.8%
PET/CT	10.4%	8.8%	7.2%	6.4%
X-ray	5.2%	5.5%	6.0%	6.5%
Ultrasound	13.7%	13.5%	13.6%	12.9%
Mammography	14.7%	15.6%	16.4%	16.0%
Nuclear Medicine	0.9%	0.9%	1.0%	0.8%
Other	2.5%	2.5%	2.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	First Quarter	First Quarter
	2026	2025
MRI	538,043	447,330
CT	319,201	271,170
PET/CT	27,572	20,389
Nuclear Medicine	10,395	9,577
Ultrasound	718,006	656,427
Mammography	504,761	476,378
X-ray and Other	902,977	861,702

Total	3,020,955	2,742,973

* Volumes include wholly owned and joint venture centers.

11

RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2026	2025(iv)
NET LOSS INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(33,466)	$(37,926)

Add Non-cash change in fair value of interest rate hedges (i)	–	2,106
Add Non-operational rent expenses (iii)	900	1,342
Add Acquisition transaction costs	3,454	672
Add loss on sale and disposal of equipment and other	2,591	402
Add Severance costs	1,464	747
Add Lease abandonment charges	–	5,388
Add Change to contingent consideration	2,764	–
Add Non-capitalized R&D - DeepHealth cloud OS & generative AI	4,560	3,562
Total adjustments - loss (gain)	15,733	14,219
Subtract tax impact of Adjustments (ii)	(3,880)	(1,459)
Tax effected impact of adjustments	11,853	12,760

TOTAL ADJUSTMENT TO NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	11,853	12,760

ADJUSTED NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(21,613)	$(25,166)

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	77,057,835	74,382,356

ADJUSTED DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.28)	$(0.34)

(i)	Impact from the change in fair value of the hedges during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using 10.26% and 24.66% blended federal and state effective tax rate for the first quarter of 2025 and 2026, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Adjusted from what was reported during last year's fourth quarter for an additional addback of $402,000 Loss on the Sale and Disposal of Equipment and Other and $747,000 Severance Costs.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(4) The Company defines Annual Recurring Revenue (ARR) as a key subscription economy metric representing the predictable, normalized annualized value of contracted recurring revenue generated from customers from active customer contracts. ARR includes subscription fees, recurring support fees, and contracted usage charges and excludes one-time, non-recurring fees such as, implementation, hardware sales, professional services, consulting and one-off training. ARR is a non-GAAP measure and does not represent GAAP revenue recognized over time.

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